Filed Pursuant to Rule 424(b)(5)

Registration No. 333-222847

PROSPECTUS SUPPLEMENT

(To the Prospectus dated February 12, 2018)

DOLPHIN ENTERTAINMENT, INC.

7,900,000 Shares of Common Stock

We are offering 7,900,000 shares of our common stock, $0.015 par value per share, directly to the investors in this offering at a price of $1.05 per share pursuant to this prospectus supplement and the accompanying prospectus.

In offering securities by means of this prospectus supplement and the accompanying base prospectus, we are relying on General Instruction I.B.6 of Form S-3, which limits the amount of securities we can sell pursuant to the registration statement to one-third of the market value of our common stock held by non-affiliates, or our public float, in any 12-month period. On the date of this prospectus supplement, our public float was $31,322,868 based on the closing sale price of our common stock of $1.64 on June 4, 2020. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we issued and sold 2,700,000 shares of common stock on October 21, 2020, for gross proceeds of approximately $2.1 million, before deducting any expenses and fees paid by us, pursuant to General Instruction I.B.6 of Form S-3 and accordingly we may sell up to approximately $8.3 million of shares of common stock hereunder.

We have engaged Maxim Group LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of our shares of common stock offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves significant risks. See the risks described in the “Risk Factors” section on page S-5 in this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the base prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.05	$8,295,000
Placement Agent’s Fees (1)	$0.0735	$580,650
Proceeds, before expenses, to us	$0.9765	$7,714,350

———————

(1)

In addition, we have agreed to reimburse the placement agent for the fees, costs and disbursements of its legal counsel which shall be limited to, in the aggregate, $70,000. See “Plan of Distribution” for additional disclosure regarding the compensation paid to the placement agent.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 9, 2020.

MAXIM GROUP LLC

The date of this prospectus supplement is June 5, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Dolphin,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Dolphin Entertainment, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated herein may add, update or change information contained in the base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the base prospectus. You should read carefully this prospectus supplement, the base prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the base prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the shares of common stock offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019,  which is incorporated by reference in this prospectus supplement, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description highlights selected information contained elsewhere in this prospectus supplement, or in the information incorporated by reference in this prospectus supplement or the base prospectus. This summary does not contain all of the information you should consider in making your decision whether to invest in our securities. You should read carefully this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. When we use the terms “Dolphin,” the “Company,” “we,” “us” or “our” in this prospectus, we are referring to Dolphin Entertainment, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

OUR COMPANY

Overview

We are a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West LLC (“42West”), The Door Marketing Group, LLC (“The Door”), Shore Fire Media, Ltd (“Shore Fire”) and Viewpoint Computer Animation Incorporated (“Viewpoint”), we provide expert strategic marketing and publicity services to most of the major film studios, and many of the leading independent and digital content providers, A-list celebrity talent, including actors, directors, producers, celebrity chefs and recording artists.  We also provide strategic marketing publicity services and creative brand strategies for prime hotel and restaurant groups.  The strategic acquisitions of 42West, The Door, Shore Fire and Viewpoint bring together premium marketing services with premium content production, creating significant opportunities to serve respective constituents more strategically and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming primarily aimed at the family and young adult markets.

Entertainment Publicity and Marketing

42West

Through 42West, an entertainment public relations agency, we offer talent publicity, entertainment (motion picture and television) marketing and strategic communications services. Prior to its acquisition, 42West grew to become one of the largest independently-owned public relations firms in the entertainment industry, and in December 2019, 42West was ranked #4 in the annual rankings of the nation’s Power 50 PR firms by the New York Observer, the highest position held by an entertainment PR firm. As such, we believe that 42West has served, and will continue to serve, as an “acquisition magnet” for us to acquire new members of our marketing “super group,” which has the ability to provide synergistic new members with the opportunity to grow revenues and profits through 42West’s access, relationships and experience in the entertainment industry.

Our public relations and marketing professionals at 42West develop and execute marketing and publicity strategies for dozens of movies and television shows annually, as well as for individual actors, filmmakers, recording artists, and authors. Through 42West, we provide services in the following areas:

Entertainment Marketing

We provide marketing direction, public relations counsel and media strategy for productions (including theatrical films, DVD and VOD releases, television programs, and online series) as well as content producers, ranging from individual filmmakers and creative artists to production companies, film financiers, DVD distributors, and other entities. Our capabilities include worldwide studio releases, independent films, television programming and web productions. We provide entertainment marketing services in connection with film festivals, awards campaigns, event publicity and red-carpet management.

Talent Publicity

We focus on creating and implementing strategic communication campaigns for performers and entertainers, including film, television and Broadway stars. Our talent roster includes multiple Oscar-, Emmy- and Tony-winning actors. Our services in this area include ongoing strategic counsel, media relations, studio, network, charity, corporate liaison and event support.

Strategic Communications

Our strategic communications team advises brands and non-profits seeking to utilize entertainment and pop culture in their marketing campaigns. We also help companies define objectives, develop messaging, create brand identities, and construct long-term strategies to achieve specific goals, as well as manage functions such as media relations or internal communications on a day-to-day basis. Our clients include major studios and production companies, record labels, media conglomerates, technology companies, philanthropic organizations, talent guilds, and trade associations, as well as a wide variety of high-profile individuals, ranging from major movie and pop stars to top executives and entrepreneurs.

The Door

Through The Door, a hospitality, lifestyle and consumer products public relations agency, we offer traditional public relations services, as well as social media marketing, creative branding, and strategic counsel. Prior to its acquisition, The Door was widely considered the leading independent public relations firm in the hospitality and lifestyle industries. Among other benefits, The Door acquisition has expanded our entertainment verticals through the addition of celebrity chefs and their restaurants, as well as with live events, such as some of the most prestigious and well-attended food and wine festivals in the United States. Our public relations and marketing professionals at The Door develop and execute marketing and publicity strategies for dozens of restaurant and hotel groups annually, as well as for individual chefs, live events, and consumer-facing corporations.

Shore Fire Media

Through Shore Fire Media, we represent musical artists and culture makers at the top of their fields. The company's dedicated teams in New York, Los Angeles, and Nashville wield extensive, varied expertise to strategically amplify narratives and shape reputations for career-advancing effect. Shore Fire Media represents top recording artists in multiple genres, songwriters, music producers, record labels, music industry businesses, venues, trade organizations, authors, comedians, social media personalities and cultural institutions.

Viewpoint

Viewpoint is a full-service, boutique creative branding and production agency that has earned a reputation as one of the top producers of promotional brand-support videos for a wide variety of leading cable networks in the television industry.  Viewpoint’s capabilities run the full range of creative branding and production, from concept creation to final delivery, and include:  brand strategy, concept and creative development, design & art direction, script & copywriting, live action production & photography, digital development, video editing & composite, animation, audio mixing & engineering, project management and technical support.

Content Production

Project Development and Related Services

We have a team that dedicates a portion of its time to sourcing scripts for future development. The scripts can be for either digital or motion picture productions. We have acquired the rights to certain scripts that we intend to produce and release in the future, subject to obtaining financing. We have not yet determined if these projects would be produced for digital or theatrical distribution.

Our pipeline of feature films includes:

•

Youngblood, an updated version of the 1986 hockey classic;

•

Sisters Before Misters, a comedy about two estranged sisters finding their way back to each other after a misunderstanding causes one of them to have to plan the other’s wedding; and

•

Out of Their League, a romantic comedy pitting husband against wife in the cut-throat world of fantasy football.

We have completed development of each of these feature films, which means that we have completed the script and can begin pre-production if and when financing is obtained. We also own several other scripts that we may determine to produce as digital content if online distribution is secured.

Impact of COVID-19

On March 11, 2020, the World Health Organization categorized a novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely affected the demand for certain of the services the Company offers resulting in decreased revenues and cash flows.  Hotels, restaurants and content productions have reduced or suspended operating activities which has negatively impacted the Company’s clients, and as a result, negatively impacted the Company’s revenues from the services offered to clients operating in these industries. The Company expects that the effects of COVID-19 pandemic will continue to negatively impact its results of operations, cash flows and financial position; however, the extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company has taken steps such as freezes on hiring, staff reductions, salary reductions and cuts in non-essential spending to mitigate the effects of COVID-19 on the Company’s financial results. Between April 19, 2020 and April 23, 2020, the Company and its subsidiaries received five separate unsecured loans for an aggregate amount of $2.8 million (the “PPP Loans”) under the Paycheck Protection Program (the “PPP”) which was established under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”).  Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments and covered utilities during the measurement period beginning on the date of first disbursement of the PPP Loans.  For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually.  Not more than 40% of the forgiven amount can be attributable to non-payroll costs.  The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of the PPP Loans based on its future adherence to the forgiveness criteria.

Our Company Background

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our principal executive offices are located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, New York, 10016, 37 West 17th Street, 5th Floor, New York, New York, 10011, 1840 Century Park East, Suite 700, Los Angeles, California 90067, 1460 West Chicago Avenue, Chicago, Illinois, 60642, 55 Chapel Street, Newton, Massachusetts, 02458, 1017 17th Ave S Unit 4, Nashville, TN 37212, and 12 Court Street, Suite 1800, Brooklyn, NY 11201. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

The Offering
Shares of common stock offered by us pursuant to this prospectus supplement	7,900,000
Offering Price	$1.05 per share
Common stock outstanding after this offering	30,984,021 shares (1)
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including acquisitions of complementary businesses, and working capital. See “Use of Proceeds” for additional information.

Risk factors

Investing in our securities involves risks. You should read carefully the “Risk Factors” sections beginning on page S-5 of this prospectus supplement, on page 1 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in our securities.

The Nasdaq Capital Market ticker symbol of common stock	“DLPN”

———————

(1)

The number of shares of our common stock to be outstanding immediately after this offering is based on 23,084,021 shares of common stock outstanding as of June 5, 2020, which excludes:

•

2,200,017 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.44 per share;

•

shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;

•

38,869 shares of our common stock issuable as earn-out consideration in connection with the 42West acquisition. The earn-out shares will be issued during 2020;

•

26,821 shares of our common stock issuable in connection with a working capital adjustment related to The Door acquisition. In addition, the former members of The Door may earn up to 1,538,462 additional shares if certain financial targets are met over a four-year period;

•

An undetermined number of shares based on the market value of the shares on date of issuance,  with a value of $400,000 issuable in equal installments on December 3, 2020 and 2021 to the seller of Shore Fire;

•

Warrants to purchase up to 207,588 shares of Common Stock at a purchase price of $0.7828 that may be issued to Lincoln Park if the convertible note payable is not repaid by July 3, 2020;

•

6,015,184 shares of our common stock issuable upon the conversion of 14 convertible promissory notes in the aggregate principal amount of $4,127,750 (calculated based on conversion prices as of June 4, 2020) and;

•

1,000,000 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan.

In addition, pursuant to put agreements with the principals from whom we acquired 42West, we agreed to purchase up to an aggregate of 1,187,087 shares of common stock from such persons during certain specified exercise periods until December 2020 at a purchase price of $9.22 per share. As of December 31, 2019, we had purchased 884,807 shares of common stock and have  and the put right holders have exercised 177,518 put rights since December 31, 2019 under such agreements.  We also entered into put agreements with three 42West employees with change of control provisions in their employment agreements. We agreed to purchase up to 50% of the shares of common stock to be received by the employees in satisfaction of the change of control provision in their employment agreements at a purchase price of $9.22 per share. These employees have put rights to sell an additional 20,246 shares of common stock to us, including in respect of the earn out consideration

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in the accompanying prospectus and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to the Company

The extent to which the COVID-19 outbreak will adversely impact the global economy, the entertainment industry, our business, financial condition and results of operations is highly uncertain and cannot be predicted.

The global spread of COVID-19 has created significant operational volatility, uncertainty and disruption, both in the global economy, in general, and in the entertainment industry, in particular. The extent to which COVID-19 will adversely impact our business, financial condition and results of operations will depend on numerous evolving factors, which are highly uncertain, rapidly changing and cannot be predicted, including:

•

the duration and scope of the outbreak;

•

governmental, business and individual actions that have been and continue to be taken in response to the outbreak, including travel restrictions, quarantines, social distancing, work-at-home, stay-at-home and shelter-in-place orders and shut-downs;

•

the impact of the outbreak on the financial markets and economic activity generally;

•

the effect of the outbreak on our clients and other business partners;

•

our ability to access the capital markets and sources of liquidity on reasonable terms;

•

potential goodwill or other impairment charges;

•

increased cybersecurity risks as a result of remote working conditions;

•

our ability during the outbreak to provide our services, including the health and wellbeing of our employees; and

•

the ability of our clients to pay for our services during and following the outbreak.

A continued slowdown in the economy has begun to have, and we expect will continue to have, a negative impact on many of our clients. Some clients have begun responding to weak economic and financial conditions by reducing their marketing budgets, thereby decreasing the market and demand for some of our services. All of the foregoing has and will continue to impact our business, financial condition, results of operations and forward-looking expectations. The potential effects of COVID-19 could also heighten the risks disclosed in many of our risk factors that are included in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including as a result of, but not limited to, the factors described above. Because the COVID-19 situation is unprecedented and continuously evolving, the other potential impacts to our risk factors that are further described in our 2019 Annual Report are uncertain.

Our loans under the Paycheck Protection Program may not be forgiven or may subject us to challenges and investigations regarding qualification for the loan.

Between April 19 and April 23, 2020, we and each of our subsidiaries, received five separate loans under the Paycheck Protection Program, referred to as the PPP Loans, which was established under the Coronavirus Aid, Relief and Economic Security Act, known as the CARES Act,  in the aggregate principal amount of approximately $2.8 million.   Pursuant to Section 1106 of the CARES Act we may apply for and be granted forgiveness for all or a portion of the PPP Loans. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for qualifying expenses, which include payroll costs, rent, and utility costs over the eight-week measurement period following receipt of the loan proceeds.

The SBA continues to develop and issue new and updated guidance regarding the PPP Loans application process, including guidance regarding required borrower certifications and requirements for forgiveness of loans made under the program. We continue to track the guidance as it is released and assess and re-assess various aspects of its application as necessary based on the guidance. However, given the evolving nature of the guidance and based on our projected ability to use the loan proceeds for qualifying expenses, we cannot give any assurance that the anticipated PPP Loans will be forgiven in whole or in part.

Additionally, the PPP Loans applications required us to certify that the current economic uncertainty made the PPP Loans request necessary to support our ongoing operations. While we made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loans and that our receipt of the PPP Loans is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act, the certification described above does not contain any objective criteria and is subject to interpretation. In addition, the SBA has stated that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good faith belief that we satisfied all eligibility requirements for the PPP Loans, we are found to have been ineligible to receive the PPP Loans or in violation of any of the laws or regulations that apply to us in connection with the PPP Loans, including the False Claims Act, we may be subject to penalties, including significant civil, criminal and administrative penalties and could be required to repay the PPP Loans. In the event that we seek forgiveness of all or a portion of the PPP Loans, we will also be required to make certain certifications which will be subject to audit and review by governmental entities and could subject us to significant penalties and liabilities if found to be inaccurate. In addition, our receipt of the PPP Loans may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources. Any of these events could harm our business, results of operations and financial condition.

Accounting for certain transactions can be very complex and we face risks if our accounting treatment for any of these transactions is incorrect.

Many of the transactions that we engage in are recorded in our financial statements using complex accounting rules. For example, we are currently reviewing our accounting for a convertible note payable and related warrants.  If in our review we conclude that certain of the embedded features of the convertible note payable should have been bifurcated and accounted for as a liability at fair value, the convertible note payable should be accounted for as a liability, and/or that the warrants should be accounted for as liabilities at fair value and not recorded in equity, it could result in an adjustment to account for the embedded note features and warrants as liabilities instead of equity in the prior year financial statements.

Risks Relating to this Offering and our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The public offering price for the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.58  per share to our existing shareholders, and an immediate dilution of $1.40 per share to investors purchasing shares in this offering, based on an initial public offering price of $1.05 per share. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the public offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of shares of our common stock, which may negatively affect the market price of our common stock.

To operate our business, we may need to raise additional capital through sales of our common stock or securities exercisable for or convertible into shares of our common stock. Future sales of our common stock, or securities exercisable for or convertible into shares of our common stock, including shares of our common stock issued upon exercise of warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of the shares in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $7.6 million.

We intend to use the net proceeds from this offering for general corporate purposes, including acquisitions of complementary businesses, working capital. We will have broad discretion over the manner in which the net proceeds of the offering will be applied, and we may not use these proceeds in a manner desired by our shareholders.

CAPITALIZATION

The following table summarizes our capitalization and cash and cash equivalents as of December 31, 2019:

•	on an actual basis; and
•

on an as adjusted basis to give effect to the issuance and sale of 7,900,000 shares of common stock at the offering price of $1.05 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the period ended December 31, 2019 as well as our financial statements and related notes and the other financial information, incorporated by reference into this prospectus supplement.

	As of December, 2019 (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$2,910,338	$10,518,188
Debt:
Current line of credit	$1,700,390	$1,700,390
Current debt(1)	3,311,198	3,311,198
Current loan from related party	1,107,873	1,107,873
Current note payable	288,237	288,237
Current convertible notes payable	2,452,960	2,452,960
Current put rights(2)	2,879,403	2,879,403
Non-current convertible notes payable	1,907,575	1,907,575
Non-current put rights(2)	124,144	124,144
Non-current notes payable	1,074,122	1,074,122
Total debt	$14,845,902	$14,845,902
Common stock, $0.015 par value, 200,000,000 shares authorized, 17,892,900 issued and outstanding, actual, and 25,792,900 issued and outstanding, as adjusted	268,402	386,902
Series C Convertible Preferred stock, $0.001 par value, 50,000 shares authorized, issued and outstanding	1,000	1,000
Additional paid in capital	103,571,126	111,060,476
Accumulated deficit	(95,298,433)	(95,298,433)
Total stockholders’ equity	$8,542,095	$16,149,945
Total capitalization	$23,387,997	$30,995,847

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(1)	Consists of debt of a variable interest entity (Max Steel VIE) used to produce the movie Max Steel.
(2)

Consists of our obligation to purchase up to an aggregate of 1,187,087 shares of common stock from the sellers of 42West persons during certain specified exercise periods until December 2020 at a purchase price of $9.22 per share. As of December 31, 2019, we had purchased 884,807 shares of common stock and the put right holders have exercised 177,518 put rights since December 31, 2019 under such agreements.  We also entered into put agreements with three 42West employees with change of control provisions in their employment agreements. We agreed to purchase up to 50% of the shares of common stock to be received by the employees in satisfaction of the change of control provision in their employment agreements at a purchase price of $9.22 per share. The employees have put rights to sell an additional 20,246 shares of common stock to us, including in respect of the earn out consideration.

The number of shares of our outstanding common stock, actual and as adjusted, excludes:

•

2,200,017 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.44 per share;

•

shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;

•

38,869shares of our common stock issuable as earn-out consideration in connection with the 42West acquisition. The earn-out shares will be issued during 2020;

•

 26,821 shares of our common stock issuable in connection with a working capital adjustment related to The Door acquisition. In addition, the former members of The Door may earn up to 1,538,462 additional shares if certain financial targets are met over a four-year period;

•

An undetermined number of shares based on the market value of the shares on date of issuance, with a value of $400,000 issuable in equal installments on December 3, 2020 and 2021 to the seller of Shore Fire;

•

Warrants to purchase up to 207,588 shares of Common Stock at a purchase price of $0.7828 that may be issued to Lincoln Park if the convertible note payable is not repaid by July 3, 2020;

•

 6,015,184 shares of our common stock issuable upon the conversion of 14 convertible promissory notes in the aggregate principal amount of $4,127,750 (calculated based on conversion prices as of June 4, 2020) and;

•

1,000,000 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan.

DILUTION

If you invest in the common stock being offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible deficit as of December 31, 2019 was approximately $(16.6) million, or approximately $(0.93) per share. Net tangible deficit per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of December 31, 2019.

Dilution in net tangible book value per share represents the difference between the public offering price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of shares in this offering, assuming all shares are sold, at a public offering price of $1.05 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2019 would have been approximately $(9.0) million, or approximately $(0.35) per share of common stock. This represents an immediate increase of $0.35 in net tangible book value per share to our existing shareholders and an immediate dilution of $1.40 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Public offering price per share	$1.05
Net tangible book value deficit per share as of December 31, 2019	$(0.93)
Increase in net tangible book value per share attributable to new investors	$0.58
Adjusted net tangible book value deficit per share as of December 31, 2019, after giving effect to the offering	$(0.35)
Dilution per share to new investors in the offering	$1.40

The above discussion and tables do not include the following:

•

2,200,017 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.44 per share;

•

shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;

•

38,869 shares of our common stock issuable as earn-out consideration in connection with the 42West acquisition. The earn-out shares will be issued during 2020;

•

26,821 shares of our common stock issuable in connection with a working capital adjustment related to The Door acquisition. In addition, the former members of The Door may earn up to 1,538,462 additional shares if certain financial targets are met over a four-year period;

•

An undetermined number of shares based on the market value of the shares on date of issuance, with a value of $400,000 issuable in equal installments on December 3, 2020 and 2021 to the seller of Shore Fire;

•

Warrants to purchase up to 207,588 shares of Common Stock at a purchase price of $0.7828 that may be issued to Lincoln Park if the convertible note payable is not repaid by July 3, 2020;

•

6,015,184 shares of our common stock issuable upon the conversion of 14 convertible promissory notes in the aggregate principal amount of $4,127,750 (calculated based on conversion prices as of June 4, 2020) and;

•

1,000,000 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan.

In addition, pursuant to put agreements with the principals from whom we acquired 42West, we agreed to purchase up to an aggregate of 1,187,087 shares of common stock from such persons during certain specified exercise periods until December 2020 at a purchase price of $9.22 per share. As of December 31, 2019, we had purchased 884,807 shares of common stock and have and the put right holders have exercised 177,518 put rights since December 31, 2019 under such agreements.  We also entered into put agreements with three 42West employees with change of control provisions in their employment agreements. We agreed to purchase up to 50% of the shares of common stock to be received by the employees in satisfaction of the change of control provision in their employment agreements at a purchase price of $9.22 per share. These employees have put rights to sell an additional 20,246 shares of common stock to us, including in respect of the earn out consideration.

PLAN OF DISTRIBUTION

Pursuant to a placement agent engagement letter, dated June 5, 2020, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Under the terms of the placement agent engagement letter, the placement agent has agreed to be our exclusive placement agent in connection with the issuance and sale by us of our common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent engagement letter does not give rise to any commitment by the placement agent to purchase any of our common stock, and the placement agent will have no authority to bind us by virtue of the placement agent engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We entered into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement on or about June 9, 2020, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $70,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $84,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

	Per Share	Total
Offering price	$1.05	$8,295,000
Placement Agent’s Fees	$0.0735	$580,650
Proceeds, before expenses, to us	$0.9765	$7,714,350

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7.6 million.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the placement agent a right of first refusal for a period of twelve (12) months from the date of the closing to act minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 50% of the economics for any and all future public and private equity and public debt offerings during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the shares of common stock sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by K&L Gates LLP.

EXPERTS

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2019 and 2018 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020;
•	our Current Reports on Form 8-K, filed with the SEC on April 15, 2020, April 21, 2020, April 27, 2020 and May 15, 2020; and
•

the description of our common stock contained in our registration statement on Form 8-A filed on December 19, 2017 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus supplement does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dolphin Entertainment, Inc.
Attn: Mirta A. Negrini
150 Alhambra Circle, Suite 1200
Coral Gables, FL 33134
(305) 774-0407

PROSPECTUS

DOLPHIN ENTERTAINMENT, INC.

$30,000,000

Common Stock
Warrants
Units

————————————————————

We are Dolphin Entertainment, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, warrants and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $30,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our common stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

As of January 30, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $19,990,000, which was calculated based on 6,057,720 shares of outstanding common stock held by non-affiliates and on a price per share of $3.30, the closing price of our common stock on January 30, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

————————————————————

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $30,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Dolphin Entertainment, Inc., a Florida corporation, and its consolidated subsidiaries.

ii

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

OUR COMPANY

Overview

We are a leading independent entertainment marketing and premium content development company. Through our recent acquisition of 42West, LLC, referred to as 42 West, we provide expert strategic marketing and publicity services to all of the major film studios, and many of the leading independent and digital content providers, as well as for hundreds of A-list celebrities, including actors, directors, producers, recording artists, athletes and authors. Our strategic acquisition of 42West brings together premium marketing services with premium content production, which we believe creates significant opportunities to better strategically serve our constituents and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming, primarily aimed at family and young adult markets.

Entertainment Publicity

On March 30, 2017, we acquired 42West, one of the leading full-service marketing and public-relations firms in the entertainment industry, offering clients preeminent experience, contacts and expertise. The name 42West symbolizes the agency’s position in the nation’s largest entertainment markets: from Manhattan’s 42nd Street (where the firm got its start) to the West Coast (which it serves from its offices in Los Angeles). 42West’s professional capabilities are equally broad, encompassing talent, entertainment and targeted marketing, and strategic communications services.

42West grew out of The Dart Group, which Leslee Dart launched in 2004. Amanda Lundberg teamed up with Dart a few months later. In 2006, after Allan Mayer joined the partnership, the company was renamed 42West. Over the next ten years, 42West grew to become one of the largest independently-owned public-relations firms in the entertainment industry. In December 2017, the New York Observer listed 42West as one of the six most powerful PR firms of any kind in the United States.

Content Production

In addition to 42West’s leading entertainment publicity business, we are dedicated to the production of high-quality digital and motion picture content. We also intend to expand into television production in the near future. Our Chief Executive Officer, William O’Dowd, is an Emmy-nominated producer and recognized leader in family entertainment, with previous productions available in millions of homes worldwide. Mr. O’Dowd received 2017’s prestigious worldwide KidScreen Award for Best New Tween/Teen Series as Executive Producer of the sitcom “Raising Expectations,” starring Molly Ringwald and Jason Priestley. Films rated PG or PG-13 constituted 23 of the top 25 domestic grossing films in 2016, and family films are consistently the highest grossing category at the box office. We have developed a production pipeline of feature films aimed at the family market and are currently exploring television series aimed at the same market. Furthermore, we have had a dedicated division servicing the digital video market for over six years, during which time we have worked with most major ad-supported online distribution channels, including Facebook, Yahoo!, Hulu and AOL. Our digital productions have been recognized for their quality and creativity, earning multiple award nominations, a Streamy Award and a WGA Award.

Our Company Background

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our principal executive offices are located at 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, New York, 10016 and 1840 Century Park East, Suite 700, Los Angeles, California 90067. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions and repurchases of our common stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 200,000,000 shares of common stock, par value $0.015 per share. As of January 30, 2018, there were 11,292,253 shares of our common stock outstanding.

Effective May 10, 2016, we amended our articles of incorporation to effectuate a 1-for-20 reverse stock split. Effective July 6, 2017, we amended our amended articles of incorporation to (i) change our name to Dolphin Entertainment, Inc.; (ii) cancel previous designations of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; (iii) reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares; and (iv) clarify the voting rights of the Series C Convertible Preferred Stock that, except as required by law, holders of Series C Convertible Preferred Stock will only have voting rights once the independent directors of the Board determine that an optional conversion threshold has occurred. Effective September 14, 2017, we amended our amended and restated articles of incorporation to effectuate a 1-for-2 reverse stock split.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2016, and earnings per share that has been retrospectively adjusted to reflect the 1-for-2 reverse stock split.

	Years ended December 31,
	2016	2015
Earnings Per Share
Basic and diluted:
As previously reported	($4.83)	($2.16)
Adjusted for reverse stock split	($9.67)	($4.32)

The following description of our common stock, and any description of our common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by the board of directors, or the Board, out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of common stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock. The rights of holders of common stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

Shares of Common Stock Reserved for Issuance

As of January 30, 2018, we had reserved for issuance:

•	an aggregate of 3,089,368 shares of our common stock issuable upon the exercise of outstanding warrants;
•

shares issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding. For a description of the conditions upon which the shares of Series C Convertible Preferred Stock become convertible, and the number of shares of common stock into which such preferred stock would be convertible upon satisfaction of such conditions, see “Series C Convertible Preferred Stock” below;

•

133,588 shares of our common stock issuable upon the conversion of nine convertible promissory notes in the aggregate principal amount of $875,000 (calculated based on the 90-trading day average price per share as of January 30, 2018); and

•

942,302 shares of our common stock issuable to the sellers in the 42West acquisition based on the achievement of specified financial performance targets over a three-year period, which we refer to as earn out consideration.

We granted the sellers in the 42West acquisition the right, but not the obligation, to cause us to purchase up to an aggregate of 1,187,094 of their shares of common stock received as consideration, for a purchase price of $9.22 per share, during certain specified exercise periods until December 2020. As of the date of this prospectus, we have repurchased 189,799 shares of common stock from the sellers pursuant to the put options.

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of our common stock.

Series C Convertible Preferred Stock

On February 23, 2016, we designated 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, which may be issued only to an “Eligible Series C Preferred Stock Holder” as defined below. As part of the merger consideration in our acquisition of Dolphin Films, Inc., on March 7, 2016, we issued 1,000,000 shares of Series C Convertible Preferred Stock to Dolphin Entertainment, LLC, an entity wholly owned by our President, Chairman and Chief Executive Officer, William O’Dowd. Effective July 6, 2017, we amended our articles of incorporation to reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares and to clarify the voting rights of the Series C Convertible Preferred Stock as described below.

Each share of Series C Convertible Preferred Stock will be convertible into one half of a share of common stock, subject to adjustment for each issuance of common stock (but not upon issuance of common stock equivalents) that occurred, or occurs, from the date of issuance of the Series C Convertible Preferred Stock (the “issue date”) or March 7, 2016, until the fifth (5th) anniversary of the issue date (i) upon the conversion or exercise of any instrument issued on the issue date or thereafter issued (but not upon the conversion of the Series C Convertible Preferred Stock), (ii) upon the exchange of debt for shares of common stock, or (iii) in a private placement, such that the total number of shares of common stock held by an “Eligible Class C Preferred Stock Holder” (based on the number of shares of common stock held as of the date of issuance) will be preserved at the same percentage of shares of common stock outstanding held by such Eligible Class C Preferred Stock Holder prior to such issuance. An Eligible Class C Preferred Stock Holder means any of (i) Dolphin Entertainment, LLC for so long as Mr. O’Dowd continues to beneficially own at least 90% and serves on the board of directors or other governing entity, (ii) any other entity in which Mr. O’Dowd beneficially owns more than 90%, or a trust for the benefit of others, for which Mr. O’Dowd serves as trustee and (iii) Mr. O’Dowd individually. Series C Convertible Preferred Stock will only be convertible by the Eligible Class C Preferred Stock Holder upon our company satisfying one of the “optional conversion thresholds”. Specifically, a majority of the independent directors of the Board, in its sole discretion, must have determined that we accomplished any of the following (i) EBITDA of more than $3.0 million in any calendar year, (ii) production of two feature films, (iii) production and distribution of at least three web series, (iv) theatrical distribution in the United States of one feature film, or (v) any combination thereof that is subsequently approved by a majority of the independent directors of the Board based on the strategic plan approved by the Board. While certain events may have occurred that could be deemed to have satisfied this criteria, (including the distribution of feature film, Max Steel) the independent directors of the Board have not yet determined that an optional conversion threshold has occurred. Except as required by law, holders of Series C Convertible Preferred Stock will only have voting rights once the independent directors of the Board determine that an optional conversion threshold has occurred. Only upon such determination, will the Series C Convertible Preferred Stock be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of common stock and will be entitled to that number of votes equal to three votes for the number of Conversion Shares (as defined in the Series C Convertible Preferred Stock Certificate of Designation) into which such Holder’s shares of the Series C Convertible Preferred Stock could then be converted.

Registration Rights

In connection with the 42West acquisition, on March 30, 2017, we entered into a registration rights agreement with the sellers. Pursuant to the registration rights agreement, as of January 30, 2018, the sellers are entitled to rights with respect to the registration under the Securities Act of up to 25% of the aggregate of (i) 1,227,665 shares of our common stock that we issued to the sellers as consideration in the acquisition and (ii) up to 942,302 shares of our common stock that we may issue to the sellers as earn out consideration. We refer to these shares as registrable securities.

Generally, the registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the sellers to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We have agreed to pay the fees, costs and expenses of underwritten registrations under the registration rights agreement.

Demand Registration Rights

At any time after March 30, 2018, we will be required, upon the request of sellers holding at least a majority of the registrable securities, to file a registration statement on Form S-1 and use our reasonable efforts to effect a registration covering up to 25% of the registrable securities. We are required to effect only one registration on Form S-1. The right to have the registrable securities registered on Form S-1 is subject to other specified conditions and limitations.

Form S-3 Registration Rights

As we are now eligible to file a registration statement on Form S-3, upon the request of the sellers holding at least a majority of the registrable securities, we will be required to use our reasonable efforts to effect a registration thereof on Form S-3 covering up to 25% of the consideration received by the sellers. We are required to effect only one registration on Form S-3. The right to have the registrable securities registered on Form S-3 is subject to other specified conditions and limitations.

Perrone Piggyback Registration Rights

Pursuant to a debt exchange agreement, a purchase agreement and a termination agreement, we granted Stephen Perrone, a greater than 5% shareholder of our company, piggyback registration rights with respect to 1,170,000 shares of common stock that he received upon exercise of Class J and Class K warrants.

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a majority vote of the Board or by the holders of not less than 40% of all the shares entitled to vote.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of common stock. The warrants may be issued independently or together with shares of common stock offered by this prospectus and may be attached to or separate from those shares of common stock.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number, and terms of shares of common stock purchasable upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the related common stock will be separately transferable;
•	the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any information with respect to book-entry procedures;
•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the material U.S. federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by a warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase, or otherwise acquire common stock, as a dividend or distribution to holders of our common stock;

•	pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or
•

issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of common stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock;
•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of common stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of January 30, 2018, we had outstanding:

•

an aggregate of 1,612,115 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $4.12 to $10.00 per share and expiration dates ranging from January 31, 2018 to January 31, 2020; and

•

an aggregate of 1,477,253 shares of our common stock issuable upon the exercise of outstanding warrants issued in connection with a public offering pursuant to a registration statement on Form S-1, as amended, that became effective on December 20, 2017. The warrants have an exercise price of $4.74 per share and expire three years after the date of issuance. We refer to these warrants as the “$4.74 registered warrants”.

Listing of the $4.74 Registered Warrants

The $4.74 registered warrants are listed on the Nasdaq Capital Market under the symbol “DLPNW.” There is no assurance that any warrants registered hereunder that we issue, if any, will be listed on the Nasdaq Capital Market or on any other securities exchange or otherwise admitted for trading on any over-the-counter market. Any such listing or admittance for trading will be described in the applicable prospectus supplement relating to such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;
•	the respective amounts underwritten;
•	the nature of any material relationship between us and any underwriter;
•	the nature of the obligation of the underwriter(s) to take the securities;
•	the purchase price of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and the net proceeds we will receive from such sale;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2016 and 2015 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of 42West, LLC as of December 31, 2016 and 2015 and for each of the years then ended, incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, independent auditors, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dolphinentertainment.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•

our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 17, 2017, as amended on May 1, 2017, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on May 19, 2017;

•	our Quarterly Reports on Form 10-Q for quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 22, 2017, August 21, 2017 and November 17, 2017, respectively;
•	our Current Reports on Form 8-K or Form 8-K/A, filed on December 26, 2017, September 19, 2017, July 6, 2017, June 9, 2017, April 5, 2017, February 23, 2017 and January 5, 2017; and
•

the description of our common stock contained in our registration statement on Form 8-A filed on December 19, 2017 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dolphin Entertainment, Inc.

Attn: Mirta A. Negrini

2151 Le Jeune Road, Suite 150-Mezzanine
Coral Gables, FL 33134

(305) 774-0407